UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported): September 3, 2014
 BRIDGEPOINT EDUCATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13500 Evening Creek Drive North San Diego, California	92128
(Address of principal executive offices)	(Zip Code)
 (858) 668-2586
(Registrant’s telephone number, including area code)
 None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
 ☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.
(d) Election of Director
On September 3, 2014, the Board of Directors (the “Board”) of Bridgepoint Education, Inc. (the “Company”), upon the recommendation of the Nominating and Governance Committee, elected Victor K. Nichols to the Board, effective as of September 3, 2014 (the “Effective Date”). Mr. Nichols will serve as a Class I director, with a term expiring at the annual meeting of stockholders to be held in 2016. In addition, as of the Effective Date, the Board appointed Mr. Nichols to serve as a member of the audit committee (the “Audit Committee”) of the Board. The Board also determined that Mr. Nichols qualifies as independent under New York Stock Exchange rules.
Mr. Nichols, age 57, has worked at Experian, a leading global information services company, in various positions since 2007, including Chief Executive Officer, North America and Managing Director, Global Consumer Services, Chief Executive Officer, United Kingdom and Europe, Middle East, and Africa, and Group President. From 2000 to 2007, Mr. Nichols worked for Wells Fargo & Company, a diversified financial services company, as its Chief Information Officer and member of its Management Committee. From 1994 to 2000, Mr. Nichols served as President and Chief Executive Officer of Vicor Corporation, an advanced technology engineering company. From 1992 to 1994, and from 1986 to 1989, Mr. Nichols worked for Bank of America Corporation, a financial and bank holding company, in various positions, including Senior Vice President, Interstate Banking Integration and Senior Vice President, Consumer Loan Services. From 1989 to 1992 Mr. Nichols worked as the President of Safeguard Business Systems, Inc., a systems and services company catering to small business clients globally. Mr. Nichols also held various sales and marketing positions with IBM Corporation, an information technology company, from 1980 to 1986. He currently sits on public and charitable company boards and advisory committees, including Bank of Hawaii Corporation, Crystal Cove Alliance, and the Economic Leadership Council of UCSD. Mr. Nichols holds a B.A. in Economics from the University of California, San Diego and an M.B.A. from the University of California, Berkeley.
In connection with his election to the Board, and in accordance with the Company’s non-employee director compensation program, Mr. Nichols will receive a base annual retainer of $45,000 and an annual retainer of $10,000 for service on the Audit Committee. In addition, Mr. Nichols is also eligible to receive a stock option under our 2009 Stock Incentive Plan that is exercisable for a number of shares equal to quotient of (1) $60,000, divided by (2) the Black-Scholes value of an option to purchase one share of our common stock. Such option will have an exercise price equal to the closing price of our common stock on the New York Stock Exchange on the date of grant. Mr. Nichols may be eligible for additional option and restricted stock unit awards that may be granted to our non-employee directors from time to time in the discretion of the Board and the Compensation Committee.
Mr. Nichols also executed the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.33 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2012 and is incorporated herein in its entirety by reference.
There is no arrangement or understanding between Mr. Nichols and any other persons pursuant to which Mr. Nichols was elected as a director. In addition, Mr. Nichols is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
 Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2014		Bridgepoint Education, Inc.

	By:	/s/ Diane L. Thompson
Name: Diane L. Thompson
Title: Senior Vice President, Secretary and General Counsel